UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant [X]    Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to §240.14a-12
INTL FCStone Inc.
(Name of Registrant as Specified in Its Charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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INTL FCSTONE INC.

155 East 44th Street
Suite 900
New York, New York 10017

May 14, 2020
Dear Shareholders:
You are cordially invited to attend a special meeting of shareholders of INTL FCStone Inc. to be held at the Company's offices at 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri on Wednesday, June 24, 2020 at 10:00 a.m. (Central Daylight Time). At the meeting, shareholders will be asked to vote on an amendment to the Company's certificate of incorporation to change the name of the Company to StoneX Group Inc.; and to transact such other business as may properly come before the meeting.
We are using the "Notice and Access" method of providing proxy materials to you via the Internet. This process provides you with a convenient and quick way to access your proxy materials and vote your shares, while also conserving resources and reducing the costs of printing and mailing the proxy materials. On or about May 14, 2020, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and how to vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials.
The Notice of Special Meeting of Shareholders and the Proxy Statement that accompany this letter provide detailed information concerning the matters to be considered at the meeting.
Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the special meeting. Thank you for your continued support of INTL FCStone Inc.
Sincerely,
John Radziwill
Chairman

Notice of Special Meeting of Shareholders
Wednesday, June 24, 2020
10:00 a.m. Central Daylight Time
INTL FCStone Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri
TO THE SHAREHOLDERS OF INTL FCSTONE INC.
A special meeting of the shareholders of INTL FCStone Inc., a Delaware corporation (the "Company" or “INTL FCStone”), will be held on Wednesday, June 24, 2020, at 10:00 a.m. Central Daylight Time at the Company's offices at 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri for the following purposes:

1.	To approve an amendment to the Company's certificate of incorporation to change the name of the Company to "StoneX Group Inc."; and

2.	To transact such other business as may properly come before the meeting.
The Board of Directors has fixed the close of business on May 5, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting.
Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about May 14, 2020, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the Proxy Materials on a website referenced in the Notice of Internet Availability of Proxy Materials.
The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of the Proxy Statement and a form of proxy relating to the Special Meeting. These materials are available free of charge. The Notice also contains information on how to access and vote the form of proxy.
Even if you plan to attend the special meeting in person, we request that you vote by one of the methods described in the proxy notification and thus ensure that your shares will be represented at the special meeting if you are unable to attend.
If you fail to vote, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.
May 14, 2020
New York, New York
By order of the Board of Directors,
SEAN M. O'CONNOR
Chief Executive Officer and President

INTL FCSTONE INC.
PROXY STATEMENT
Special Meeting of Shareholders
GENERAL
The proxy is solicited on behalf of the Board of Directors of INTL FCStone Inc., a Delaware corporation (the "Company"), for use at a special meeting of shareholders to be held on Wednesday, June 24, 2020, at 10:00 a.m. (Central Daylight Time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Special Meeting. The special meeting will be held at the Company offices at 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri. The Company intends to mail its Notice of Internet Availability of Proxy Materials and provide access to a website as referenced within its Notice of Internet Availability on or about May 14, 2020 to all shareholders entitled to vote at the special meeting.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
When and where will the special meeting take place?
The special meeting will be held on June 24, 2020 at 10:00 a.m. (Central Daylight Time), at the Company offices at 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?
The "Notice and Access" rules of the Securities and Exchange Commission (the "SEC") permit us to furnish proxy materials, including this proxy statement, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will receive a Notice of Internet Availability of Proxy Materials (the "Notice") and will not receive printed copies of the proxy materials unless they request them. The Notice will be mailed beginning on or about May 14, 2020. The Notice includes instructions on how you may access and review all of our proxy materials via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the notice for requesting such materials. Any request to receive proxy materials by mail or e-mail will remain in effect until you revoke it.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Special Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet or how to request a paper proxy card.
Why did I receive this proxy statement?
You received this proxy statement because you held shares of the Company's common stock on May 5, 2020 (the "Record Date") and are entitled to vote at the special meeting. The Board of Directors is soliciting your proxy to vote at the meeting.
What am I voting on?
You are being asked to vote on one item:

1.	An amendment to the Company's certificate of incorporation to change the name of the Company to "StoneX Group Inc." (see page 8).
How do I vote?
Shareholders of Record
If you are a shareholder of record, there are four ways to vote:

•	By toll free telephone at 1-800-652-8683.

•	By internet at www.envisionreports.com/INTL

•	If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company; or

•	By voting in person at the meeting.
Street Name Holders
Shares which are held in a brokerage account in the name of the broker are said to be held in "street name."
If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.
Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.
What is the deadline for voting via Internet or telephone?
Internet and telephone voting is available through 11:59 p.m. (Central Daylight Time) on Tuesday, June 23, 2020 (the day before the special meeting).
What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that you vote in the following manner:

1.	FOR the amendment to the Company's certificate of incorporation to change the name of the Company to "StoneX Group Inc.".
Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.
Will any other matters be voted on?
We do not know of any other matters that will be brought before the shareholders for a vote at the special meeting. If any other matter is properly brought before the meeting, your proxy would authorize the Chairman and the Chief Executive Officer of the Company to vote on such matters in their discretion.
Who is entitled to vote at the meeting?
Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the special meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the special meeting, or any postponement or adjournment of the meeting.
How many votes do I have?
You will have one vote for each share of the Company's common stock that you owned on the Record Date.
How many votes can be cast by all shareholders?
The Company had 19,217,710 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.
How many votes must be present to hold the meeting?
The holders of a majority of the Company's common stock outstanding on the Record Date must be present at the meeting in person or by proxy to fulfill the quorum requirement necessary to hold the meeting. This means at least 9,608,856 shares must be present in person or by proxy.
If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?
For the amendment of the Company's certificate of incorporation (Proposal No. 1), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will not be counted with respect to the amendment, although it will be counted for the purposes of determining whether there is a quorum.
Can I change my vote?
Yes. If you are stockholder of record, you may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, you can attend the meeting, and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.
Who may attend the special meeting?
Any person who was a shareholder of the Company on May 5, 2020 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.
What happens if I sign and return the proxy card but do not indicate how to vote on an issue?
If you return a signed proxy card without indicating your vote, your shares will be voted as follows:

•	FOR the amendment to the Company's certificate of incorporation to change the name of the Company to "StoneX Group Inc.".
Who can help answer my questions?
If you are an INTL FCStone Inc. shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the special meeting, including the procedures for voting your shares, you should contact:
David A. Bolte
Corporate Secretary
1251 NW Briarcliff Parkway, Suite 800
Kansas City, Missouri 64116
(515) 223-3797

PROPOSAL 1
AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO STONEX GROUP INC.
Overview
The INTL FCStone Inc. Board of Directors has unanimously approved a proposal to amend the Company’s certificate of incorporation to change the name of the Company from INTL FCStone Inc. to “StoneX Group Inc.”, subject to shareholder approval. The Board has declared this amendment to be advisable and recommended that this proposal be presented to the Company's shareholders for approval.
If the shareholders approve this Proposal No. 1, INTL FCStone Inc. will file a certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware to change the Company’s name. Upon filing the certificate of amendment to the INTL FCStone Inc. certificate of incorporation, the name of the Company will become StoneX Group Inc.
Reasons for the Name Change
The Company has operated as INTL FCStone Inc. for approximately nine years, as the name was selected in 2011 to reflect the merger between International Assets Holding Corporation and FCStone Group, Inc. The Board of Directors, management and employees of the Company now desire to adopt a new corporate name as part of a global rebranding initiative. The new name will be more distinctive, and easier to remember and pronounce, than the existing name. The new name also includes aspirational elements that are strategically important to the Company, such as digitizing the Company's platforms and driving innovation in the marketplace.
The new name preserves significant brand equity and speaks to the aspirational elements of the Company's branding strategy. "Stone" embodies the oldest part of the Company's franchise and "X" evokes exchange, digitization and innovation.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE CHANGE OF THE COMPANY NAME FROM INTL FCSTONE INC. TO STONEX GROUP INC.

PROPOSAL 2 - OTHER MATTERS
The Board of Directors does not know of any other matters that will be presented for consideration at the special meeting. If any other matters are properly brought before the special meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of the most recent report date in the case of Institutions and Funds, or as of April 30, 2020, by:
•each person known by the Company to own more than 5% of the Company's common stock,
•each Director and nominee for Director of the Company,
•each of the Company's executive officers named in the “Summary Compensation Table”,
•additional executive officers identified within this Proxy Statement, and
•all of the Company's executive officers and Directors of the Company as a group.

Name	Number of Shares Beneficially Owned (1) (2)	Percent of Class
Institutions and Funds
BlackRock Institutional Trust Company, N.A. (3)	2,463,284	12.82%
Van Berkom & Associates Inc. (4)	1,834,799	9.55%
Officers and Directors
Sean M. O'Connor (5) (6) (7)	1,285,376	6.63%
Scott J. Branch (8) (9)	931,596	4.85%
John Radziwill (10) (11) (12)	565,349	2.94%
Philip A. Smith (13)	186,969	*
William J. Dunaway (14)	111,308	*
Xuong Nguyen (15)	102,823	*
Bruce Krehbiel (16)	102,544	*
John M. Fowler (17)	61,954	*
Charles M. Lyon (18)	32,859	*
Eric Parthemore (19)	25,188	*
Mark Maurer (20)	18,682	*
Aaron M. Schroeder (21)	14,263	*
Tricia Harrod (22)	13,997	*
Steven Kass (23)	6,976	*
Diane L. Cooper (24)	3,563	*
Annabelle Bexiga (25)	1,470	*
All Directors and executive officers as a group (16 persons) (26)	3,464,917	17.65%
*Less than 1.0%
(1)    Except as otherwise noted, all shares were owned directly with sole voting and investment power.
(2)    Includes shares of common stock that can be acquired under vested stock options within 60 days of April 30, 2020 and unvested restricted shares granted through April 30, 2020.
(3)    The address of BlackRock Institutional Trust Company, N.A. is 400 Howard St., San Francisco, CA 94105.
(4)    The address of Van Berkom & Associates Inc. is 1130 Sherbrooke Street West, Suite 1005, Montreal, Quebec H3A 2M8.
(5)    The address of Sean M. O'Connor is 155 East 44th Street, Suite 900, New York, New York 10017.
(6)    Includes 780,434 shares held by Darseaker Limited Trust.  Family members of Mr. O'Connor may become beneficiaries of the Trust.
(7)    Includes 160,000 shares that Mr. O'Connor may acquire under vested stock options and 30,148 unvested restricted shares. 168,670 of these shares were held in margin accounts as of April 30, 2020.
(8)    Includes 376,000 shares owned by Mr. Branch's spouse, Barbara Branch.
(9)    Includes 2,951 unvested restricted shares.
(10)    Includes 5,079 unvested restricted shares.

(11)    Includes 248,680 shares as distributed to Mr. Radziwill by a trust previously reported under Mr. Radziwill's name and now owned by Basic Management Company Inc. for the beneficial ownership of Mr. Radziwill. The balance of the shares have been distributed by the trust to other beneficiaries, except for a nominal number of shares which will be distributed following final liquidation of the trust in question.
(12)    Includes 284,085 shares owned by Basic Management Company Inc. and for the beneficial ownership of Mr. Radziwill.
(13)    Includes 64,000 shares that Mr. Smith may acquire under vested stock options and 16,769 unvested restricted shares. 70,000 of these shares were held in a margin account as of April 30, 2020.
(14)    Includes 64,000 shares that Mr. Dunaway may acquire under vested stock options and 13,425 unvested restricted shares.
(15)    Includes 64,000 shares that Mr. Nguyen may acquire under vested stock options and 15,097 unvested restricted shares.
(16)    Includes 4,618 unvested restricted shares and 75,000 shares held by Kanza Cooperative Association, of which Mr. Krehbiel is manager.
(17)    Includes 4,487 unvested restricted shares and 2,100 shares owned by Mr. Fowler's spouse. 13,900 of these shares were held in a margin account as of April 30, 2020.
(18)    Includes 16,769 unvested restricted shares. 16,090 of these shares were held in a margin account as of April 30, 2020.
(19)    Includes 4,562 unvested restricted shares.
(20)    Includes 12,013 unvested restricted shares.
(21)    Includes 3,727 unvested restricted shares.
(22)    Includes 8,668 unvested restricted shares.
(23)    Includes 4,437 unvested restricted shares.
(24)    Includes 2,866 unvested restricted shares.
(25)    Includes 1,470 unvested restricted shares.
(26)    Includes 412,000 shares issuable upon the exercise of currently vested stock options and 147,086 unvested restricted stock shares.

GENERAL INFORMATION
Shareholder Proposals
Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2021 annual meeting of shareholders and that shareholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company at its corporate offices no later than September 19, 2020, which is 120 calendar days prior to the first anniversary of this year's mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.
If a shareholder wishes to present a proposal at the Company's 2021 annual meeting or to nominate one or more Directors and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the shareholder must give advance written notice to the Company by December 3, 2020, as required by SEC Rule 14a-4(c)(1).
Any shareholder filing a written notice of nomination for Director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.
Solicitation
The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Directors, officers or other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.
Availability of Form 10-K
The Company will provide the Company's Annual Report on Form 10-K for the 2019 fiscal year to shareholders, without charge, upon written request. Such requests should be submitted to INTL FCStone Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116. Exhibits to Form 10-K will also be provided upon specific request.

John Radziwill
Chairman
May 14, 2020